SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2007 (December 20, 2007)

COMFORCE Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-6081	36-2262248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Crossways Park Drive, P.O. Box 9006, Woodbury, New York	11797
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (516) 437-3300

___________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

American Stock Exchange listing standards require listed companies to be eligible for participation in the Direct Registration System (“DRS”), which is currently administered by the Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.  On December 20, 2007, to meet DRS requirements and comply with the American Stock Exchange listing standards, the Board of Directors of COMFORCE Corporation (the “Corporation”) amended Article VI of the Corporation’s Amended and Restated Bylaws to permit the issuance of uncertificated shares and adopted resolutions authorizing such issuance effective as of January 1, 2008.  The text of Article VI of the Amended and Restated Bylaws, as amended, is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORCE Corporation

By:	/s/ Harry V. Maccarrone
Harry V. Maccarrone
Executive Vice President and Chief Financial Officer

Dated: December 20, 2007

EXHIBIT INDEX

Item	Description

3.1	Amendment to Amended and Restated Bylaws